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                                                                       EXHIBIT 8

                               LATHAM & WATKINS
                               Attorneys at Law
                              633 West 5th Street
                                  Suite 4000
                             Los Angeles, CA 90071
                             Phone: (213) 485-1234
                              Fax: (213) 891-8763

                               December 23, 1997



Signature Resorts, Inc.
1875 South Grant Street
Suite 650
San Mateo, California  94402

          Re:  Signature Resorts, Inc.
               Registration Statement on Form S-4 (File No. 333-38283) and Amendment No. 1 and No. 2 thereto
               ------------------------------------------------------

Ladies and Gentlemen:

          You have requested our opinion concerning the material federal income tax consequences of the exchange of 9.75% Senior Subordinated Notes due 2007 of Signature Resorts, Inc. (the "Company"), which have been registered under the Securities Act of 1933, as amended, for outstanding 9.75% Senior Subordinated Notes due 2007 of the Company, in connection with the Registration Statement on Form S-4 filed herewith (the "Registration Statement").

          The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

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Signature Resorts, Inc.
December 23, 1997
Page 2

          We consent to you filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Certain Federal Income Tax Consequences" and "Legal Matters."

                              Very truly yours,

                              /s/ LATHAM & WATKINS